EXHIBIT 21

               SUBSIDIARIES OF T. ROWE PRICE ASSOCIATES, INC. (1)
                               DECEMBER 31, 1998


Subsidiary companies and state of incorporation         Ownership percentage
_____________________________________________________________________________

T. Rowe Price (Canada), Inc. (Maryland)                              100%
T. Rowe Price Investment Services, Inc. (Maryland)                   100%
T. Rowe Price Investment Technologies, Inc. (Maryland)               100%
T. Rowe Price Retirement Plan Services, Inc. (Maryland)              100%
T. Rowe Price Services, Inc. (Maryland)                              100%
T. Rowe Price Stable Asset Management, Inc. (Maryland)               100%
TRP Finance, Inc. (Delaware)                                         100%
  Rowe Price-Fleming International, Inc. (Maryland)                   50%
TRP Suburban Second, Inc. (Maryland)                                 100%

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(1)     Omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.